Exhibit 23(b)

                               Arthur Andersen LLP




                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, related to the Southern Company Performance Stock Plan, of our report dated February 16, 2000 included in The Southern Company's Form 8-K dated February 16, 2000 and our reports dated February 10, 1999 included in The Southern Company's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 28, 2000